01:09:29 PM                                             EXHIBIT 99. 11


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-I

                            KEY PERFORMANCE FACTORS
                                 SEPTEMBER, 1996



        Expected B Maturity                                       11/15/00


        Blended Coupon                                             5.6983%


        Excess Protection Level
          3 Month Average                                            5.22%
        September, 1996                                              5.33%
        August, 1996                                                 5.71%
        July, 1996                                                   4.60%


        Cash Yield                                                  17.10%


        Investor Charge Offs                                         4.26%


        Base Rate                                                    7.51%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           12.02%


        Total Payment Rate                                          12.77%


        Total Principal Balance                         $19,745,890,253.60


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $2,373,962,735.11